Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

The Board of Directors
Shenandoah Telecommunications Company:

We consent to the incorporation by reference in the registration statements (No. 333-74297) on Form S-3D and (Nos. 333-127342 and 333-196990) on Form S-8 of our reports dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II – Valuation and Qualifying Accounts of Shenandoah Telecommunications Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, VA
February 28, 2022